Exhibit 99.2

                       Agreement of Joint Filing

      Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

     Dated: February 13, 2002


                                           By /s/ Min Zhu
                                           ----------------------------
                                                      Min Zhu



                                           By /s/ Yuqing Xu
                                           ----------------------------
                                                      Yuqing Xu